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                                                                    EXHIBIT 2.17

                    SIXTH AMENDMENT TO CONTRIBUTION AGREEMENT

     THIS SIXTH AMENDMENT (this "Amendment") to the CONTRIBUTION AGREEMENT dated as of December 31, 2002, as amended by that certain (i) letter agreement dated January 30, 2003, (ii) letter agreement dated February 28, 2003, (iii) Third Amendment to Contribution Agreement dated March 11, 2003, (iv) Fourth Amendment to the Contribution Agreement dated May 9, 2003, and (v) letter agreement dated September 13, 2004, as amended (together as so amended, the "Agreement"), is made and entered into as of February 11, 2005 by and among (1) ALPHA NR HOLDING, INC. (f/k/a Alpha Natural Resources, Inc.), a Delaware corporation, and ANR FUND IX HOLDINGS, L.P., a Delaware limited partnership (together, the "FRC Parties"),
(2) certain entities and persons listed on the signature page of the Agreement and referred to in the Agreement as the "AMCI PARTIES", (3) ANR HOLDINGS, LLC, a Delaware limited liability company (the "Company") and (4) ALPHA NATURAL RESOURCES, INC., a Delaware corporation ("New Alpha"). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

     WHEREAS, New Alpha, Alpha Ventures, Inc., the Company, First Reserve Fund IX, L.P., a Delaware limited partnership, and all of the Company's Members (the "IRA Parties") are entering into an Internal Restructuring Agreement on the date of this Amendment (the "IRA");

     WHEREAS, in connection with the IRA and in anticipation of New Alpha's issuance of shares of common stock to the public, the Members of the Company will transition their ownership interest in the Company to New Alpha; and

     WHEREAS, in connection with the transactions contemplated by the IRA, the Parties wish to amend the Agreement to make certain changes consistent with the transition of their ownership interest to New Alpha.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendments.

     (a) Additions to Definitions. Section 1.1 of the Agreement is revised by adding to the following definition to be and read in full as follows:

          "Fair Market Value" means (i) if there is a public market for the New Alpha Shares on such date, the closing sale price of the New Alpha Shares as reported on such date on the composite tape of the principal national securities exchange on which such New Alpha Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange, then on the principal national securities exchange on which such New Alpha Shares are listed or

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          admitted to trading, or, if the New Alpha Shares are not listed or admitted on a national securities exchange, the closing sale price of the New Alpha Shares on the NASDAQ on such date, or, if no sale of shares of New Alpha Shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then "Fair Market Value" shall be determined in good faith by the Board of Directors of New Alpha using its reasonable business judgment and (ii) if there is no public market for the New Alpha Shares, "Fair Market Value" shall be determined in good faith by the Board of Directors of New Alpha using its reasonable business judgment.

          "IRA" means that certain Internal Restructuring Agreement dated as of February 11, 2005 among New Alpha, Alpha Ventures, Inc., the Company, First Reserve Fund IX, L.P., a Delaware limited partnership, and all of the Company's Members.

          "Letter of Credit" means a letter of credit or similar financial instrument from a financial institution provided to New Alpha, substantially in the form of Exhibit A to this Amendment, the terms of which are hereby incorporated by reference into this Amendment, securing the obligations of the AMCI Parties to fully and promptly pay the Retiree Medical Indemnity Obligations, in the amount and on the terms contemplated by Section 11.02(c) of the IRA.

          "New Alpha Shares" means the common stock, par value $0.01 per share, of New Alpha.

          "Retiree Medical Indemnity Obligations" means the Liabilities of the AMCI Parties under Section 8.2(b)(iv) of the Agreement as it relates to clauses (ix) and (xxiii) of the definition of Retained Liabilities contained in Section 1.1 of the Agreement.

     (b) Pledge. Section 2.9 of the Agreement shall be deleted in its entirety.

     (c) Indemnification.

          (i) The final sentence of Section 8.2(c)(iii) of the Agreement shall be deleted and replaced by the following:

          The Company and the FRC Parties agree that after the Closing any claims for indemnification pursuant to Section 8.2(b)(iv) as it relates to clauses (ix) and (xxiii) of the definition of Retained Liabilities shall first be compensated by drawing on the Letter of Credit; provided, however, that the Company's and the FRC Parties remedies shall in no way be limited.

          (ii) Section 8.8 of the Agreement shall be deleted in its entirety and replaced by the following:

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          8.8 Settlement of Indemnity Obligation with New Alpha Shares. The AMCI
          Parties, the FRC Parties or the Company, as the case may be, shall, at the option of the indemnifying party, settle any indemnity obligation owed under this Agreement either (i) in cash, (ii) by surrender to the Company (or issuance by New Alpha in the case of matters arising under Section 8.3(b)) of New Alpha Shares having a Fair Market Value on the date of surrender no less than the value of the indemnity obligation owed or (iii) a combination of cash and surrender of New Alpha Shares valued as provided in clause (ii) of this Section 8.8.

     (d) Notices. Section 12.8 of the Agreement is amended by revising the list of the Parties addresses, facsimile numbers and contact persons for the AMCI Parties and adding to the list of the Parties addresses, facsimile numbers and contact persons, the following address, facsimile and contact information for New Alpha:

          If to AMCI Parties or the AMCI Representative:

          American Metals & Coal International, Inc.
          475 Steamboat Road, 2nd Floor
          Greenwich, CT 06830
          Attention: Hans J. Mende, President
          Facsimile No.: (203) 625-9231

          With a copy to:

          American Metals & Coal International, Inc.
          One Energy Place
          Latrobe, PA 15650
          Attention: Michael J. Walker, Executive Vice President
          Facsimile No.: (724) 537-5853

          and to:

          McGuire Woods LLP
          One James Center
          901 East Cary Street
          Richmond, VA 23219
          Attention: Leslie A. Grandis
          Facsimile No.: (804) 698-2069

          If to New Alpha:

          Alpha Natural Resources, Inc.
          406 West Main Street
          Abingdon, VA 24210

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          Attention: Michael J. Quillen
          Facsimile No.: (276) 623-2849

          With a copy to:

          Bartlit Beck Herman Palenchar & Scott LLP
          1899 Wynkoop Street, Suite 800
          Denver, Colorado 80202
          Attention: James L. Palenchar, Esq.
          Facsimile No.: (303) 592-3140

2. Termination of Certain Agreements.

     (a) Escrow Agreement. The FRC Parties and KM agree to cause the Escrowed Amount held pursuant to the terms of the Escrow Agreement to be distributed to KM. The Parties agree and acknowledge that the Retiree Medical Indemnity Obligations, which have been secured by the Escrowed Amount prior to the date of this Amendment, have not been released and will, beginning on the date of this Amendment, be secured by the Letter of Credit. The FRC Parties and KM further agree that the Escrow Agreement shall be terminated and of no further force or effect on and after the date the Escrowed Amount is disbursed, provided that the rights of Escrow Agent and the obligations of the FRC Parties and KM under Sections 10 and 11 of the Escrow Agreement shall survive such termination.

     (b) Pledge Agreement. Vollow Resources LLC, Redbank, Inc., REI, Inc., Still Run Coal Company, Inc., Creekside Energy Development Company, Newhall Pocahontas Energy, Inc., SCM, Inc., RRD, Inc., Beta Resources, LLC ("Pledgors") and the FRC Parties agree that the Pledgors' pledge of the Collateral (as defined in the Pledge Agreement) to the FRC Parties to secure the Retiree Medical Indemnity Obligations is hereby released by the FRC Parties. The FRC Parties hereby return to each Pledgor such of the Collateral and other documents delivered by such Pledgor pursuant to the Pledge Agreement as may be in the FRC Parties possession. The Pledgors and the FRC Parties further agree that the Pledge Agreement shall be terminated and of no further force or effect on and after the date of this Amendment.

3. Headings. The headings used for the sections and articles herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Amendment.

4. Governing Law. This Amendment shall be construed and interpreted according to the Laws of the State of Delaware, without regard to the conflicts of law rules thereof.

5. Counterparts. This Amendment may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument.

6. Effect of Amendment. Except as amended prior to the date of this Amendment, and by this Amendment, the Agreement shall continue in full force and effect.

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                            [Signature Pages Follow.]

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                   SIGNATURE PAGE 1 OF 2 TO SIXTH AMENDMENT TO
                             CONTRIBUTION AGREEMENT

     IN WITNESS WHEREOF, the parties set forth below have caused this Amendment to be duly executed as of February 11, 2005.

                                        ANR FUND IX HOLDINGS, L.P.

                                        By: First Reserve GP IX, L.P.
                                            General Partner of ANR Fund
                                            IX Holdings, L.P.

                                        By: First Reserve GP IX, Inc.
                                            General Partner of First Reserve GP
                                            IX, L.P.


                                        By: /s/ Alex T. Krueger
                                            ------------------------------------
                                        Name: Alex T. Krueger
                                        Title: Managing Director


                                        ALPHA NR HOLDING, INC.


                                        By: /s/ Alex T. Krueger
                                            ------------------------------------
                                        Name: Alex T. Krueger
                                        Title: Vice President


                                        AMCI REPRESENTATIVE ON BEHALF OF THE
                                        AMCI PARTIES, AS APPOINTED PURSUANT TO
                                        SECTION 12.20 OF THE CONTRIBUTION
                                        AGREEMENT


                                        By: /s/ Hans J. Mende
                                            ------------------------------------
                                        Name: Hans J. Mende

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                   SIGNATURE PAGE 2 OF 2 TO SIXTH AMENDMENT TO
                             CONTRIBUTION AGREEMENT

                                        ANR HOLDINGS, LLC


                                        By: /s/ Michael J. Quillen
                                            ------------------------------------
                                        Name: Michael J. Quillen
                                        Title: President


                                        ALPHA NATURAL RESOURCES, INC.


                                        By: /s/ Michael J. Quillen
                                            ------------------------------------
                                        Name: Michael J. Quillen
                                        Title: President